Exhibit (j)(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 8 to the registration statement on Form N-1A of our report dated February 9, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of the Hewitt Money Market Fund and Hewitt Institutional Money Market Fund, each a series of Hewitt Series Trust, which is also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference of our report dated February 9, 2004 relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Interestholders of the Money Market Master Portfolio, a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Financial Highlights”, “Independent Auditors” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

April 26, 2004